Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                                                     Six Months
                                                                                  Ended August 31,
                                                                                 1998           1997
                                                                           ---------------- -----------------
(Dollar amounts in thousands,
except per share data)
Basic

   Net earnings applicable to common stock                                     $185,831          $179,698
                                                                           ================ =================


   Average shares outstanding                                                   110,640           106,655
                                                                           ---------------- -----------------

   Per share amount                                                               $1.68             $1.69
                                                                           ================ =================


Diluted

   Net earnings applicable to common stock                                     $185,831          $179,698
                                                                           ================ =================


   Average shares outstanding                                                   110,640           106,655
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        6,260             3,588
                                                                           ---------------- -----------------

       Total average shares                                                     116,900           110,243
                                                                           ================ =================

   Per share amount                                                               $1.59             $1.63
                                                                           ================ =================

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